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                                                                    EXHIBIT 11.1


                 World Wrestling Federation Entertainment, Inc.

                    EXHIBIT TO QUARTERLY REPORT ON FORM 10-Q

                   Computation of Net Income Per Common Share
                 (dollars in thousands, except per share data)

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                                                For the three months ended         For the nine months ended
                                                January 26,     January 28,        January 26,   January 28,
----------------------------------------------------------------------------     -----------------------------

                                                   2001             2000             2001             2000
                                               ------------     ------------     ------------     ------------

Net income ..................................  $     11,683     $     20,169     $     36,395     $     48,295
                                               ============     ============     ============     ============
Common equivalent shares outstanding:

     Average number of common shares
       outstanding during the period ........    72,862,590       68,187,000       71,711,599       60,958,209

     Add common share equivalents - options
       to purchase Class A common shares ....        72,862          231,870          562,871           51,404
                                               ------------     ------------     ------------     ------------
         Total ..............................    72,935,452       68,398,870       72,274,470       61,009,613
                                               ============     ============     ============     ============


Earnings per share - basic ..................  $       0.16     $       0.30     $       0.51     $       0.79
                                               ============     ============     ============     ============

Earnings per share - diluted ................  $       0.16     $       0.29     $       0.50     $       0.79
                                               ============     ============     ============     ============
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